SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2007

FIRSTCITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	033-19694	76-0243729
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6400 Imperial Drive

Waco, Texas 76712

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (254) 761-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to FirstCity Revolving Credit Agreement.

On and effective August 22, 2007, FirstCity Financial Corporation (“FirstCity”) and Bank of Scotland, as agent for the lenders and as lender, entered into an Amendment No. 10 to Revolving Credit Agreement (the “Amendment”).  The Amendment amended the existing revolving credit facility entered into on November 12, 2004 (“Revolving Credit Agreement”), to increase the maximum available commitment under the revolving credit facility to $225,000,000.

The Amendment made the following changes to the Revolving Credit Agreement that is used to finance the senior debt and equity portion of portfolio and asset purchases made by FirstCity and to provide for the issuance of letters of credit and working capital loans: (i) increased the maximum outstanding amount of loans and letters of credit issued under the loan facility that may be outstanding under the loan facility from $175,000,000 to $225,000,000; (ii) increased the maximum value for assets that can be included in the borrowing base from the acquisition of portfolio assets in certain countries as follows (a) Mexico increased to $40,000,000, (b) Brazil increased to $10,000,000, and (c) Chile to $25,000,000; (iii) provided for inclusion in the borrowing base of loans made to the FirstCity Denver Investment Corp. to be advanced to FC Crestone 07 Corp. for the purpose of investing in distressed debt, special loan originations, leveraged buyouts and other special opportunities and revised other terms and provisions of the facility to allow acquisition loans under the facility to be loaned to FC Crestone 07 Corp. for those purposes; (iv) added provisions allowing loans to be made for investments in new ventures, including American Pioneer Bank, with inclusion of the equity investments in the borrowing base based on forty percent (40%) of the equity interest in each new venture; (v) provided for inclusion in the borrowing base of certain loans made by FirstCity subsidiaries to non-affiliated entities that are secured by real estate; (vi) added provisions allowing for subordinated debt facility to be provided by BoS(USA), Inc., an affiliate of the Bank of Scotland, and for waterfall of payments to include payments on the subordinated debt; (vii) increased the tangible net worth covenant from $75,000,000 to $85,000,000; and (vii) provided for an additional upfront fee paid to Bank of Scotland in the amount of $500,000.  The obligations of FirstCity under the Revolving Credit Agreement are guaranteed by substantially all of the wholly-owned subsidiaries of FirstCity and are secured by security interests in substantially all of the assets of FirstCity and its wholly-owned subsidiaries.  The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Amendment to FH Partners, L.C.C. Loan Facility.

On and effective August 22, 2007, FH Partners, LLC, an indirect wholly-owned affiliate of FirstCity, and Bank of Scotland, as agent for the lenders and as lender, entered into an Amendment No. 3 and Consent to Revolving Credit Agreement (the “FH Partners Amendment”).  The FH Partners Amendment amended the existing revolving credit facility entered into on August 26, 2005 (“FHP Revolving Credit Agreement”), to increase the maximum available commitment under the revolving credit facility to $100,000,000.

The FH Partners Amendment made the following changes to the FHP Revolving Credit Agreement, which is used to finance portfolio and asset purchases made by FH Partners, LLC: (i) increased the maximum outstanding amount of loans that may be outstanding under the loan facility from $50,000,000 to $100,000,000; (ii) added a new covenant that FH Partners, LLC must maintain a ratio of Cumulative Current Recovered and Projected Collections to Cumulative Original Projected Collections of not less than 0.90 to 1.00; (iii) added a provision for loans under the facility to be used for purposes other than the acquisition of portfolios or assets with the advance approval of the agent; (iv) increased the tangible net worth covenant from $75,000,000 to $85,000,000; (v) added a loan to value ratio for each asset pool not to exceed seventy percent (70%) and an aggregate loan to value ratio for all asset pools not to exceed sixty-five percent (65%); (vi) increased the utilization fee to 0.50% of the amount of each loan made, with the total utilization fees not to exceed $375,000; (vii) provided for an additional upfront fee paid to be paid to

Bank of Scotland in the amount of $350,000; and (viii) extended the maturity date for the loan facility to November 12, 2010.  The obligations of FH Partners, LCC under the FHP Revolving Credit Agreement are guaranteed by FirstCity and the primary wholly-owned subsidiaries of FirstCity and are secured by a security interest in all of the assets of FH Partners, LCC.  The foregoing description of the FH Partners Amendment is qualified in its entirety by reference to the full text of the FH Partners Amendment attached hereto as Exhibit 10.2 and incorporated herein by this reference.

Nature of Material Relationship with Bank of Scotland

FirstCity has had a significant relationship with Bank of Scotland and The Governor and The Company of the Bank of Scotland (“BoS-UK”) and their subsidiaries since September 1997. FirstCity and its wholly-owned subsidiaries have entered into loan agreements with Bank of Scotland, BoS (USA) Inc. and BoS-UK from time to time since 1997.

Since December 2002, the Bank of Scotland has provided to FirstCity and its subsidiaries a loan facility under the Revolving Credit Agreement consisting of (i) a revolving acquisition loan facility providing for a maximum principal balance of loans outstanding at any time of $45,000,000, and (ii) a revolving loan facility in the maximum principal amount of $5,000,000 for corporate purposes. These facilities were secured by all of the assets of FirstCity and certain of its wholly-owned subsidiaries. The outstanding balances under those facilities were converted to loans under the revolving credit agreement between FirstCity and the Bank of Scotland dated November 12, 2004, which is being amended by the Amendment.

On August 26, 2005, FH Partners, LLC, an indirect wholly-owned affiliate of FirstCity, and Bank of Scotland entered into the FHP Revolving Credit Agreement, which is being amended by the FH Partners Amendment.  The FHP Revolving Credit Agreement provides a $100,000,000 revolving portfolio acquisition facility for FH Partners, LLC to be secured by all of the assets of FH Partners, LLC. The loan facility is used by FH Partners, LLC to finance portfolio and asset purchases.  The obligations of FH Partners, LLC under the FHP Revolving Credit Agreement are guaranteed by FirstCity and the primary wholly-owned subsidiaries of FirstCity.

In December 2002, in connection with an exchange offer to the holders of FirstCity’s New Preferred Stock, BoS-UK provided a non-recourse loan in the amount of $16,000,000 to FirstCity, which was used to pay the cash portion of the exchange offer to the holders of the New Preferred Stock, to pay expenses of the exchange offer and recapitalization, and to reduce FirstCity’s debt to Bank of Scotland and BoS (USA) Inc. (the “Senior Lenders”).  The $16,000,000 loan was secured by a 20% interest in Drive Financial Services LP (“Drive”) (64.51% of FirstCity’s remaining 31% interest in Drive) and other assets of FirstCity Consumer Corporation (“Consumer Corp.”) as were necessary and only to the extent to allow BoS-UK to realize the security interest in the 20% interest in Drive. In connection with the $16,000,000 loan, FirstCity agreed to pay a contingent fee to BoS-UK equal to 20% of all amounts received by FirstCity and Consumer Corp. upon any sale of the 20% interest in Drive or any receipt of distributions from Drive related to the 20% ownership interest, once such payments exceeded $16,000,000 in the aggregate.  The outstanding principal and accrued interest of $16,003,947 under the $16,000,000 loan was paid in full on November 1, 2004, in connection with the sale of the 31% beneficial interest in Drive.

On November 1, 2004, FirstCity and certain of its subsidiaries completed the sale of a 31% beneficial ownership interest in Drive and its general partner, Drive GP LLC, to IFA Drive GP Holdings LLC (“IFA-GP”), IFA Drive LP Holdings LLC (“IFA-LP”) and Drive Management LP (“MG-LP”) for a total purchase price of $108,478,300 in cash, which resulted in distributions and payments to FirstCity and Consumer Corp. in the aggregate amount of $86,800,000 in cash, from various sources. As is noted above, the proceeds of the sale were used in part to pay indebtedness owed to the Senior Lenders and BoS-UK.

BoS (USA) Inc. has a warrant to purchase 425,000 shares of FirstCity’s voting Common Stock at $2.3125 per share, which is subject to adjustment in the number of shares in the event of certain changes in the Common Stock, grants of options or issuance of convertible securities by FirstCity or certain corporate changes or reorganizations.  The warrant will expire on August 31, 2010, if it is not exercised prior to that date.

Section 2 — Financial Information

Item 2.03 Creation of a Direct Financial Obligation of the Registrant.

Amendment to FirstCity Revolving Credit Agreement.

On August 22, 2007, FirstCity and Bank of Scotland, as agent for the lenders and as lender, entered into the Amendment.  The Amendment amended the Revolving Credit Agreement to increase total commitment under the revolving credit facility to $225,000,000, the obligations of which are guaranteed by substantially all of its wholly-owned subsidiaries of FirstCity.  The information provided under Item 1.01 of this report related to the Amendment is incorporated herein by reference.

Amendment to FH Partners, LLC Loan Facility.

On August 22, 2007, FH Partners, LLC, an indirect wholly-owned affiliate of FirstCity, and Bank of Scotland, as agent for the lenders and as lender, entered into the FH Partners Amendment to FHP Revolving Credit Agreement.  The FH Partners Amendment amended the FHP Revolving Credit Facility to increase the total available commitment under the revolving credit facility to $100,000,000.  The information provided under Item 1.01 of this report related to the FH Partners Amendment is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01, “Regulation FD Disclosures.”

On August 28, 2007, FirstCity issued a press release announcing that FirstCity and the Bank of Scotland had entered into the Amendment to increase the maximum available commitment under the Revolving Credit Agreement from $175,000,000 to $225,000,000, that FH Partners, LLC, an indirect wholly-owned affiliate of FirstCity, and Bank of Scotland, had entered into the FH Partners Amendment to increase the total available commitment under the FHP Revolving Credit Facility from $50,000,000 to $100,000,000, and certain other information.  A copy of this press release is attached hereto as Exhibit 99.1. The foregoing description is qualified by reference to such exhibit.

The information contained in Item 7.01 of this Current Report on Form 8-K, including the Exhibit 99.1 attached hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(d)                                 Exhibits.

10.1 Amendment No. 10 to Revolving Credit Agreement, dated as of August 22, 2007, among FirstCity Financial Corporation, as borrower, and the lenders named therein, as lenders, and Bank of Scotland, as agent.

10.2 Amendment No. 3 and Consent to Revolving Credit Agreement, dated as of August 22, 2007, among FH Partners, L.L.C., as borrower, and the lenders named therein, as lenders, and Bank of Scotland, as agent.

99.1 Text of press release of FirstCity Financial Corporation issued on August 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTCITY FINANCIAL CORPORATION

Date: August 28, 2007	By:	/s/ J. Bryan Baker
J. Bryan Baker
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1 Amendment No. 10 to Revolving Credit Agreement, dated as of August 22, 2007, among FirstCity Financial Corporation as Borrower and the Lenders named therein, as Lenders, and Bank of Scotland, as Agent.

10.2 Amendment No. 3 and Consent to Revolving Credit Agreement, dated as of August 22, 2007, among FH Partners, L.L.C., as borrower, and the lenders named therein, as lenders, and Bank of Scotland, as agent.

99.1 Text of press release of FirstCity Financial Corporation issued on August 28, 2007.